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                                                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


         The following lists the subsidiaries of Allegheny Technologies Incorporated, excluding those subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The subsidiaries listed are all wholly owned, either directly or indirectly.


         Name of Subsidiary                            State of Incorporation
         ------------------                            ----------------------

         ATI Funding Corporation                       Delaware

         Allegheny Ludlum Corporation                  Pennsylvania

         TDY Holdings LLC                              Delaware

         TDY Industries, Inc.                          California

         Jessop Steel Company                          Pennsylvania

         AII Acquisition Corp.                         Delaware

         ALC Funding Corporation                       Delaware